Attachment "Z"--Shareholder proposal vote totals at the AAG, Inc. for the years 2000 thru 2005

2005

Recommend stockholder rights submitted to a stockholder vote--passed by 65%

Binding proposal on the board to require annual election of directors--passed by 76% of stock present at the meeting (super-majority);  68% of all stock outstanding

Binding proposal on the board to adopt simple majority vote to amend bylaws--passed by 76% of stock present at the meeting (super-majority); 68% of all stock outstanding

Recommend the establishment of simple majority voting--passed by 61%

2004

Recommend simple majority voting--passed by 70%.

Recommend stockholder rights submitted to a stockholder vote--passed by 69.4%

Recommend the establishment of simple-majority voting--passed by 69.9%

Recommend the establishment of confidential voting--passed by 61.3%

Recommend the establishment  of cumulative voting--passed by 62.5%

2003

Recommend simple majority voting--passed by 51%.

Recommend the annual election of directors--passed by 70%.

Recommend stockholder rights plan submitted to stockholder vote--passed by 82%

Recommend expensing future stock options--passed by just over 50%.

2002

Recommend simple majority voting--passed by 86%.

2001

Recommend simple majority voting--passed by 69%.

Recommend the annual election of directors--passed by 70%.

2000

Recommend simple majority voting--passed by 66%

[Note:  Vote totals are percentages of shares voted at the annual Shareholders Meeting]